Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 22, 2011 (except with respect to our opinion on the financial statements insofar as it relates to the effects of the changes in accounting for oil and gas operations discussed in Note 4, as to which the date is October 21, 2011 and the effects relating to the retrospective presentation of the recapitalization of the company in the statements of stockholders’ equity and related sections of the balance sheet as described in Note 1 as to which the date is September 11, 2012), on the financial statements of Red Mountain Resources, Inc. (formerly Black Rock Capital, Inc. and Black Rock Capital, LLC) as of and for the year ended May 31, 2011, which report appears in the Annual Report on Form 10-K of Red Mountain Resources, Inc. for the year ended May 31, 2012, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ L J Soldinger Associates LLC

Deer Park, Illinois

January 16, 2013